Exhibit 99.2

STRICTLY CONFIDENTIAL PARATAXIS HOLDINGS INVESTOR PRESENTATION August 2025

DISCLAIMERS AND OTHER IMPORTANT INFORMATION

General

This investor presentation (this "Presentation") is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the "Business Combination") among SilverBox Corp IV ("SBXD"), Parataxis Holdings LLC ("Parataxis Holdings" or the "Company"), and Parataxis Holdings Inc., a newly formed holding company that will become the publicly listed company ("PubCo", and together with SBXD and the Company, the "Parties"). The information contained herein does not purport to be all-inclusive and none of SBXD, the Company or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Neither the Company nor SBXD has verified, or will verify, any part of this Presentation. The recipient should make its own independent investigations and analyses of the Company and its own assessment of all information and material provided, or made available, by the Company, SBXD or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives.

This Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This Presentation shall also not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.

The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

Industry and Market Data

This Presentation has been prepared by the Parties and their respective representatives and includes market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. Although the Parties believe these third-party sources are reliable as of their respective dates, none of the Parties or any of their respective representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data's accuracy or completeness. Some data are also based on the Parties' good faith estimates, which are derived from both internal sources and the third-party sources. None of the Parties or their respective representatives make any representation or warranty with respect to the accuracy of such information. The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by SBXD, the Company or PubCo, or any other report or document to be filed by PubCo following completion of the Business Combination with the Securities and Exchange Commission (the "SEC").

Trademarks and Intellectual Property

All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the *, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names.

STRICTLY CONFIDENTIAL

2

DISCLAIMERS AND OTHER IMPORTANT INFORMATION

Additional Information and Where to Find It

PubCo, the Company and SBXD intend to file with the SEC the registration statement on Form S-4 (as amended or supplemented from time to time, the "Registration Statement"), which will include a preliminary proxy statement of SBXD and a prospectus of PubCo (the "Proxy Statement/Prospectus") in connection with the Transactions (as defined below). The definitive proxy statement and other relevant documents will be mailed to shareholders of SBXD as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus. SBXD, the Company and/or PubCo will also file other documents regarding the Transactions with the SEC. This Presentation does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF SBXD AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH SBXD'S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT SBXD, THE COMPANY, PUBCO AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by SBXD and PubCo, without charge, once available, on the SEC's website at www.sec.gov or by directing a request to: SilverBox Corp IV, 8701 Bee Cave Road, Austin, TX 78746, or upon written request to PubCo, via email at info@sbcap.com.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

SBXD, the Company, PubCo and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from SBXD's shareholders in connection with the Transactions. A list of the names of such persons, and information regarding their interests in the Transactions and their ownership of SBXD's securities are, or will be, contained in SBXD's filings with the SEC, including SBXD's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 13, 2025 ("SBXD Annual Report") and SBXD's Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 13, 2025. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of SBXD's shareholders in connection with the Transactions, including the names and interests of PubCo's directors and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed by PubCo, the Company and SBXD with the SEC. Investors and security holders may obtain free copies of these documents as described above.

STRICTLY CONFIDENTIAL

3

DISCLAIMERS AND OTHER IMPORTANT INFORMATION

Forward Looking Information

This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Parties and the transactions contemplated in the Business Combination Agreement (collectively, the "Transactions"). The expectations, estimates, and projections of the businesses of the Company and SBXD may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions, and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company, PubCo and SBXD and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the Transactions not being completed in a timely manner or at all, which may adversely affect the price of SBXD's securities; (2) the Transactions not being completed by SBXD's business combination deadline; (3) the failure by the parties to satisfy the conditions to the consummation of the Transactions, including the approval of SBXD's shareholders; (4) failure to realize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of PubCo to grow and manage growth profitably and retain its key employees, and the demand in South Korea for digital assets; (5) the level of redemptions of SBXD's public shareholders which will reduce the amount of funds available for PubCo to execute on its business strategies and may make it difficult to obtain or maintain the listing or trading of PubCo Class A common stock on a major securities exchange; (6) the failure of PubCo to obtain or maintain the listing of its securities on any securities exchange after closing of the Transactions; (7) costs related to the Transactions and as a result of becoming a public company that may be higher than currently anticipated; (8) changes in business, market, financial, political and regulatory conditions; (9) PubCo's anticipated operations and business, including the highly volatile nature of the price of Bitcoin and the demand for digitals assets in Korea; (10) PubCo's stock price will be highly correlated to the price of Bitcoin and the price of Bitcoin may decrease between the signing of the definitive documents for the Transactions and the closing of the Transactions or at any time after the closing of the Transactions; (11) increased competition in the industries in which PubCo will operate; (12) significant legal, commercial, regulatory and technical uncertainty regarding Bitcoin; (13) treatment of crypto assets for U.S. and foreign tax purposes; (14) after consummation of the Transactions, PubCo experiences difficulties managing its growth and expanding operations; (15) challenges in implementing PubCo's business plan due to operational challenges, significant competition and regulation; (16) being considered to be a "shell company" by the securities exchange on which PubCo Class A common stock will be listed or by the SEC, which may impact the ability to list PubCo Class A common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities; (17) the outcome of any potential legal proceedings that may be instituted against PubCo, the Company, SBXD or others following announcement of the Transactions; (18) trading price and volume of PubCo Class A common stock may be volatile following the Transactions and an active trading market may not develop; (19) PubCo stockholders may experience dilution in the future due to the exercise of a significant number of existing warrants and any future issuances of equity securities in PubCo; (20) investors may experience immediate and material dilution upon Closing as a result of the SBXD Class B ordinary shares held by the sponsor of SBXD (the "Sponsor"), since the value of the SBXD Class B ordinary shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of PubCo Class A common stock at such time is substantially less than the price per share paid by investors; (21) conflicts of interest that may arise from investment and transaction opportunities involving PubCo, the Company, its affiliates and other investors and clients; (22) legal, regulatory, political, currency, and economic risks specific to South Korea, including risks related to geopolitical tensions in the region; (23) risks related to, and potential loss of the entire investment in, the Company's potential investment in a single KOSDAQ-listed company; (24) Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes; (25) the custody of PubCo's Bitcoin, including the loss or destruction of private keys required to access its Bitcoin and cyberattacks or other data loss relating to its Bitcoin, which could cause PubCo to lose some or all of its Bitcoin; (26) a security breach or cyber-attack and unauthorized parties obtain access to PubCo's Bitcoin assets, PubCo may lose some or all of its Bitcoin temporarily or permanently and its financial condition and results of operations could be materially adversely affected; (27) the emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect PubCo's business; (28) potential regulatory change reclassifying Bitcoin as a security could lead to the PubCo's classification as an "investment company" under the Investment Company Act of 1940 and could adversely affect the market price of Bitcoin and the market price of PubCo listed securities; (29) it is not possible to predict the amount of PubCo Class A common stock sold under the standby equity purchase agreement ("SEPA") or the gross proceeds resulting from such sales, that sales under the SEPA will cause dilution to existing PubCo shareholders, PubCo may spend any proceeds under the SEPA in ways that may not generate a significant return; and (30) other risks and uncertainties included in (x) the "Risk Factors" sections of the SBXD Annual Report and (y) other documents filed or to be filed with or furnished or to be furnished to the SEC by PubCo and SBXD. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company, PubCo and SBXD do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by the Company's, PubCo's or SBXD's management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of the Company's, PubCo's or SBXD's management teams or businesses associated with them as indicative of future performance of an investment or the returns that the Company, PubCo or SBXD will, or are likely to, generate going forward.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the Parties or any of their respective representatives assumes any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the Parties or any of their respective representatives gives any assurance that any of SBXD, PubCo or the Company will achieve its expectations. The inclusion of any statement in this presentation does not constitute an admission by SBXD, the Company or PubCo or any other person that the events or circumstances described in such statement are material.

STRICTLY CONFIDENTIAL

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III Proposed Transactions Overview I Executive Summary Growth Accelerants II TABLE OF CONTENTS

6 Proposed Equity Offering and Cash in Trust − We have secured $31 million in an offering of equity securities (“Equity Offering”) into Parataxis Holdings, funded concurrently with the execution of the Business Combination Agreement ("BCA") with proceeds for purchase of BTC and general corporate purposes − We have entered into a standby equity purchase agreement that will give Parataxis Holdings a right to issue and sell up to $400 million equity post - Closing − Up to $209 million of SBXD’s cash in trust available at close subject to redemptions − Proceeds from the Equity Offering and cash in trust will be used to: − acquire BTC in connection with a BTC treasury strategy − fund the initial Parataxis Korea platform investment − prime Parataxis Holdings’ balance sheet for additional BTC accumulation and special situations investments We believe Parataxis Holdings represents a highly differentiated investment opportunity with multiple paths to value creation EXECUTIVE SUMMARY STRICTLY CONFIDENTIAL Overview − Parataxis Holdings is an asset management platform founded by principals of Parataxis Capital Management LLC (“PCM”) − Parataxis Holdings was created to serve as a disciplined, institutional platform for capitalizing on opportunities arising from Bitcoin’s (“BTC”) growing role as a corporate treasury asset − We believe that Parataxis Holdings is differentiated from other BTC treasury strategies given its − (i) core digital asset management platform − (ii) institutional leadership − (iii) access to a proprietary international BTC treasury exposure through the platform investment in Bridge Biotherapeutics (“Parataxis Korea”), a KOSDAQ listed company (KOSDAQ: 288330) − (iv) ability to provide enhanced BTC yield − (v) flexibility to pursue special situation investment opportunities − Parataxis Holdings has entered into a definitive agreement that would provide for a controlling stake in Parataxis Korea, that upon closing, would become the first BTC treasury company in Korea backed by an institutional - grade platform − Post closing of the Business Combination (the “Closing”), we expect Parataxis Holdings to be in a position to raise additional capital to grow its BTC treasury, execute its BTC yield generation strategy domestically and within Parataxis Korea, and pursue special situation investment opportunities that arise from time to time − PubCo would also have a ROFR of 3 years to acquire PCM

7 − Co - founder of SilverBox Capital LLC − Former Executive Vice Chairman and Head of UBS Securities’ Investment Bank for the Americas, and spent nearly two decades at Credit Suisse − Joe began his career as an attorney, including roles at Skadden, Arps, Slate, Meagher & Flom LLP and as Special Counsel at the U.S. SEC − Currently serves as Chairman of NCR Atleos and Compass Minerals − Previously held board roles at NCR, Quotient Technology, Atlas Technical Consultants, and others − Holds degrees from Georgetown University Law Center and the University of Akron Joe Reece Founding Partner SilverBox Corp IV THE TEAM Edward Chin Founder & CEO Parataxis Holdings − Founded PCM in 2019 and serves as CEO − Former investment banker at digital asset merchant bank Galaxy Digital − Before joining the digital asset space, spent 10 years as an investment banker covering the Technology, Media & Telecom sectors, starting his career at Lehman Brothers − Served as a US Army Captain and stationed in South Korea − Fulbright Research Fellow in South Korea − Ed is a graduate of The Wharton School (MBA), Yonsei University (MA) and UC Berkeley (BA) − Partner and Portfolio Manager at PCM − Prior to joining PCM, was a Partner at a family office managing the firm’s liquid crypto portfolio − Before entering the digital asset space, held an operator role at AuditBoard ($3bn+ private equity exit) helping scale the business from $10 million in revenue to $100 million in revenue − Previously research analyst at Ares Management and investment banker at Credit Suisse and Jefferies − Andrew is a graduate of New York University (BA) Andrew Kim CEO Parataxis Korea − Co - Founded PCM in 2019 and serves as CIO − Prior to PCM, Thejas was a portfolio manager at digital asset hedge fund LedgerPrime − Before entering the digital asset space, Thejas spent 8 years at Goldman Sachs, most recently as a trader within the firm’s Macro Trading group − Thejas is a graduate of the Stern School of Business at NYU (MBA) and Rutgers University (BA) Thejas Nalval Co - Founder & CIO PCM STRICTLY CONFIDENTIAL

8 PARATAXIS HOLDINGS: A DIFFERENTIATED PLATFORM 1 Parataxis Korea: “The Next Metaplanet” Proprietary Investment Platform with Early Mover Advantage in a Highly Attractive Market − Parataxis Korea transaction is structured to establish a reference BTC vehicle in Korea − We believe that Korea is a highly attractive market to execute a public BTC Treasury strategy, with a number of parallels to Metaplanet, enhanced by Parataxis Holdings’ deployment of its strategy − Metaplanet (3350.T), a Japanese hotel operator, experienced a >70x increase in share price after investing heavily in BTC and is the largest holder of BTC in Asia − We believe Parataxis Holdings’ execution framework and playbook will be hard to replicate in the Korean market and has significant “first - mover” benefits 2 Enhanced BTC Yield Generation Institutional - Grade BTC Exposure with Embedded Yield Strategy, Designed to Outperform passive BTC strategies − Capital allocated directly to Bitcoin and managed by an experienced team − Exposure enhanced by an active yield strategy, targeting attractive, risk - adjusted returns − Strategy is designed to generate superior total returns versus passive BTC ownership, independent of market premium to NAV − Yield generation intends to contemplate directional exposure and introduces a capital efficiency layer typically not utilized by public BTC vehicles A differentiated platform combining BTC exposure, proprietary growth opportunities, and accretive yield generation, delivered through institutional - grade management and execution 3 Special Situation Investments Market Volatility of Underlying Digital Assets Provides Opportunities to Capitalize on Market Dislocations − Parataxis Holdings team has a proven ability to capitalize on special situation investment opportunities across the digital asset sector − Pursue opportunistic investments that arise from market dislocations (i.e., structured token investing, both application and infrastructure layer, distressed, M&A, etc.) STRICTLY CONFIDENTIAL

ILLUSTRATIVE PLATFORM STRUCTURE

Our platform is designed to execute on our strategy of layering in an enhanced BTC treasury strategy across a proprietary pipeline of international platform investment opportunities



Transaction Perimeter
Parataxis Holdings
(US Listed)
Execution and Management Services
ROFR to acquire PCM
PCM
LP Investors
~$16m investment from LPs
Parataxis Korea GP
~$4m GP investment + 15% performance fees on LP investment
2 Corporate Treasury (BTC)
1 Parataxis Korea
(Korea Listed)
2 Corporate Treasury (BTC)
3 Special Situation Investments

1 **Parataxis Korea:** Parataxis Holdings has entered into a definitive agreement with Bridge Biotherapeutics, a KOSDAQ-listed company that, upon formal approval of shareholders and satisfaction of certain conditions, would result in Parataxis Holdings and certain LP investors owning a controlling stake of that company. Bridge Biotherapeutics would be renamed "Parataxis Korea" and would provide Parataxis Holdings control of the Board and management, with Parataxis Korea's continued listing in Korea

2 **BTC-on-BTC Yield Generation:** Parataxis Holdings management team will apply market-neutral trading strategies to manage corporate treasuries, as well as platform companies (e.g., Parataxis Korea)

3 **Special Situation Investments**: Opportunistic investments that arise from market dislocations (e.g.., structured token investing, both application and infrastructure layer, distressed, M&A, etc.) where Parataxis Holdings has a unique track record of creating asymmetric returns

For illustrative purposes only. Illustration is based on current intentions only and any transaction illustrated is subject to execution of definitive agreement and other conditions such transaction may be subject to. Illustration is not intended to be a representation of the legal structure of Parataxis Holdings. Investment figures are based on assumed FX rate of 1,350 KRW per USD.

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PARTNERSHIP WITH PCM

Parataxis Holdings is led by a management team with a long tenure and track record in successfully managing a multi-strategy digital asset manager

PCM Overview

- **Founded in 2019,** PCM is a New York-based digital asset investment manager focused on institutional-grade, actively managed strategies in liquid crypto markets with $100m+ in AUM
- **Led by experienced principals** with backgrounds in structured credit, derivatives, and hedge fund trading – bringing traditional asset management rigor to the digital asset management space
- PCM manages capital for a global base of **institutional LPs**, including public pensions, family offices, fund-of-funds and other institutional allocators

PCM as the Ideal Partner

- **Proven operators** in both crypto-native and traditional financial markets – bridging credibility and execution
- **Deep understanding of BTC market structure,** custody, and compliance requirements
- **Institutional DNA** aligns well with the governance, transparency, and execution standards required in a public vehicle
- PCM's principals will be **economic owners of PubCo,** promoting long-term alignment with shareholders

PCM Representative Press Highlights

Source	Article
with. Intelligence	HFM US Performance Awards: Best Digital Asset Fund 2024 October 22, 2024
Bloomberg	Crypto Hedge Fund Firm Parataxis Buys Strix Leviathan Funds January 27, 2025
FT	Virginia Pension Fund Invests in Crypto Lending in Bid to Boost Returns August 4, 2022
HEDGE INTERVIEW	Navigating the Digital Asset Market June 10, 2023
REAL VISION™	Liquidity Drives Success for this Crypto Hedge Fund March 21, 2022
FUNDfire	A $50M First? Pension Systems Back Cryptocurrency Hedge Fund October 15, 2021

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"THE BTC TREASURY FLYWHEEL 2.0"

Our differentiated model is an evolution of the "BTC Treasury Flywheel", where the ability to generate real BTC-on-BTC yield drives organic treasury growth and value accretion

"Planned BTC Treasury Flywheel 1.0"



Issue Equity
Buy BTC
mNAV Premium

"Planned BTC Treasury Flywheel 2.0"



Issue Equity
Buy BTC
Parataxis Korea
Special Situation Investments

1
- Exposure to proprietary, difficult to replicate investment in Korea
- Korea selected for its unique demand profile for digital assets
- Parataxis Korea is expected to be invested in BTC

Generate Real BTC Yield

2
- BTC will be managed through low-volatility, market-neutral trading strategies
- Designed to enhance BTC exposure with incremental, risk-managed return

3
- Take advantage of opportunistic investment opportunities that arise from market dislocations

STRICTLY CONFIDENTIAL 11

III Proposed Transactions Overview I Executive Summary II TABLE OF CONTENTS Growth Accelerants

1 SUMMARY OF PARATAXIS HOLDINGS' FIRST KOREAN TRANSACTION

We believe the potential Parataxis Korea transaction would be a landmark transaction that would garner significant interest from investors

Transaction Overview

- On June 20, 2025, Parataxis Holdings announced a definitive agreement to invest KRW 25 billion (approximately US$20 million) into Bridge Biotherapeutics ("Bridge Bio", KOSDAQ: 288330), which would provide Parataxis Holdings with a controlling interest in the company
- Parataxis Holdings was established to execute on a plan developed over 12 months to identify potential platform investments in Korea
- Members of Parataxis Holdings management team developed a pipeline of potential platforms, and have conducted extensive due diligence on potential targets and feasibility of the execution plan
- Post-transaction, the company would be renamed "Parataxis Korea" and would formally implement a BTC treasury strategy to purchase BTC and generate BTC-on-BTC yield
- Existing management team would be retained to run core business operations, with Andrew Kim to be appointed as CEO of Parataxis Korea

Illustrative Transaction Structure[1]



LP Investors
Parataxis Holdings
~$16m LP Investment
15% Performance Fees
Parataxis Korea Fund I LLC
~$4m Principal Investment
~$20m PIPE
Parataxis Korea (Publicly listed in Korea)

- Under the agreement, Parataxis Holdings will invest KRW 25 billion (~$20 million) into Bridge Bio
  - ~$16 million from Parataxis Korea Fund I LLC
  - ~$4 million directly from Parataxis Holdings
- Upon closing (subject to shareholder approvals and other closing conditions), Parataxis Holdings would have management control of Bridge Bio and company would be renamed Parataxis Korea
- Parataxis Korea intends to use proceeds to purchase BTC
- Follow-on financings at Parataxis Korea to accelerate BTC purchases

STRICTLY CONFIDENTIAL

1. Note that changeover in management control is subject to Bridge Biotherapeutics' shareholder approval and other closing conditions.

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14 SIGNIFICANT DEMAND FOR DIGITAL ASSET EXPOSURE IN KOREA 1 (1) KRX, CoinGecko ; (2) Kaiko Data ; (3) KRX, JPX, IDX, SET, CoinGecko STRICTLY CONFIDENTIAL $- $5,000 $10,000 $15,000 $20,000 2/26 2/27 2/28 2/29 3/4 3/5 3/6 3/7 3/8 3/11 3/12 3/13 3/14 3/15 3/18 3/19 3/20 3/21 3/22 3/25 3/26 KOSPI KOSDAQ Korea CEXs Korean Crypto Volumes Often Surpass Domestic Equity Markets 1 $m Crypto Exchange Volume vs. KOSPI and KOSDAQ Stock Exchanges (2024) $- $200 $400 krw usd eur jpy gbp brl mxn aud usd krw eur jpy gbp brl mxn aud usd krw eur jpy gbp brl mxn aud KRW Leads Global Crypto Trading Volume 2 $bn 2024 Global Quarterly Trade Volume – Currency Pair Q1 Q2 Q3 $0 $10,000 $20,000 $30,000 $40,000 $50,000 South Korea (Only KOSPI) Japan Indonesia Thailand Stock Market CEXs Korean Appetite For Crypto Dwarfs Other APAC Regions 3 $m Relative crypto vs. stock trading activity in major APAC markets

1 PARATAXIS HOLDINGS' OPPORTUNITY AND ADVANTAGE IN KOREA

We believe Korea represents an attractive market in which to execute a BTC treasury strategy, and one where Parataxis Holdings has significant advantages

Attractive Market for BTC Treasury Strategy

- We believe Korea has a number of parallels to Japan in terms of drivers of success for Metaplanet, including:
  - Korea has no listed BTC ETF, yet has a highly active retail investor base
  - Crypto is culturally and politically mainstream: large domestic user base and growing regulatory support & acceptance
  - Korea is one of the largest markets for crypto trading volumes, which often surpasses domestic equity trading volumes in Korea

Significant Effort Undertaken To Date

- The Parataxis Korea transaction reflects significant effort by Parataxis Holdings to develop an execution strategy based on PCM's proven institutional approach to digital asset management
- Parataxis Holdings team began in mid-2024 to develop pipeline and perform due diligence on potential target opportunities
- Focused on control rights, share structures, execution mechanics, operational risk management and regulatory feasibility

Strategy Difficult to Replicate

- Parataxis Holdings has unique background and relationships that are difficult to replicate
- We believe that as an early mover, Parataxis Holdings and Parataxis Korea will have significant advantages over potential competitors
- We believe that relationships and execution playbook developed for Parataxis Korea will be difficult to replicate by a new entrant in a timely manner and without significant counterparty risk

We believe it would be difficult for other parties to replicate our strategy in Korea

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16 High Retail Investor Interest in Crypto High Retail Investor Interest in Equities Limited Crypto Exposure Options Established Regulatory Regime for Capital Markets and Crypto CASE STUDY FOR PARATAXIS’ FIRST KOREAN TRANSACTION: METAPLANET 1 The #1 Performing Stock in the World in 2024 1 STRICTLY CONFIDENTIAL Key Structural Factors in Japan − Structural factors in Japan contributed to Metaplanet’s success − Similar structural factors exist in Korea - 20M 40M 60M 80M 100M 120M 140M 160M 180M - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 Apr-24 Jun-24 Sep-24 Nov-24 Feb-25 Apr-25 Jul-25 Volume Share Pirce 6/10/2024: Increased total holdings to ~141 BTC Metaplanet (Tokyo: 3350) Performance Since BTC Strategy Adoption (1) Sources: FactSet (market data as of August 4 th, 2025) and Metaplanet’s Website (a) Ranked top performing stock in the world for percentage return in 2024 among companies with a market cap greater than $25 0M and greater than $50M average daily trading volume in the Tokyo Stock Exchange (Tokyo: 3350) ~54x Increase in share price 2x – 22x mNAV multiple range 17,595 BTC holdings $6.70 4/8/2024: Transitioned into a Bitcoin Treasury Company 10/28/2024: Surpassed 1,000 BTC 12/23/2024: Made its largest ever purchase of ~620 BTC 2/17/2025: Exceeded 2,000 BTC 6/16/2025: Reached 10,000 BTC 7/14/2025: Bought ~797 BTC to reach 16,352 BTC 7/28/2025: Purchased ~780 BTC to reach 17,132 BTC

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PARATAXIS HOLDINGS' ENHANCED BTC TREASURY YIELD STRATEGY

Proposed Transactions with SBXD would provide public shareholders direct access to principals of PCM, who would manage an institutional-grade BTC treasury yield strategy for Parataxis Holdings

Strategy Overview

- Leverages PCM's experience and track record in managing market-neutral trading strategies focused on generating BTC yield
- Objective of generating consistent, risk-conscious yield on BTC holdings with a primary focus on preservation of capital
- While the underlying framework aligns with established income-generating techniques (e.g., writing covered calls on spot BTC holdings), our ability to deploy this approach is informed by years of operating experience in digital asset markets and managing assets for institutional allocators
- Strategy also leverages PCM's understanding and relationships with institutional counterparties to access liquidity across global venues for optimal execution via ISDA relationships, allowing for minimized slippage, bypassing intermediaries and avoiding exposure to unregulated offshore platforms

Institutional Custody

- All BTC will be held with qualified third-party custodians that meet rigorous institutional standards for security, insurance, and auditability
- Parataxis Holdings will not self-custody any portion of its BTC position, or hypothecate any portion of treasury assets
- Custodial relationships will be reviewed periodically and approved in accordance with board-defined risk management criteria

Governance and Disclosure

- Parataxis Holdings will maintain a clearly articulated BTC treasury mandate and adhere to public market disclosure practices
- BTC holdings, relevant financial metrics, and material transaction activity will be reported regularly
- Any material changes to the treatment or use of BTC – including yield generation or other active management – will be subject to board oversight and appropriate investor disclosure

Parataxis Holdings Expects to Leverage PCM's Relationships with Key Counterparties and Service Providers anchorage digital

coinbase

forvis mazars

J.P.Morgan

NAV FUND ADMINISTRATION

withum

STRICTLY CONFIDENTIAL 17

18 PARATAXIS HOLDINGS’ ENHANCED BTC TREASURY YIELD STRATEGY IS EXPECTED TO DELIVER A SUSTAINABLE VALUATION PREMIUM STRICTLY CONFIDENTIAL (1) Illustration only; (2) Source: Capital IQ. Parataxis Holdings’ ability to generate real BTC - on - BTC yield accelerates core “BTC Yield” metric without layering “risk” strategies (e.g., lending or re - hypothecating underlying assets) 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x Return on Assets ROA vs. P / TBV of Select Financial Firms 2 Price / Tangible Book Value >3x+ BTC Yield Potential Illustrative Effect of Parataxis’ BTC Treasury Strategy 1 “BTC Treasury Flywheel 1.0” “BTC Treasury Flywheel 2.0” BTC Owned 1,000 BTC Assets @ $100k/BTC ($m) 100$ Market Cap ($m) 125$ mNAV 125.0% Shares outstanding (m) 10 Share price 12.50$ (A) Equity Issuance at mNAV Premium Capital Raised ($m) 10.0$ Shares Issued (m) 0.8 Total Shares (m) 10.8 Additional BTC Purchased @ $100k/BTC 100 New Total BTC 1,100 Previous BTC / Share 100.0 New BTC / Share 101.9 BTC Yield 1.9% (B) Parataxis' BTC-on-BTC Yield Generation Illustrative Returns 5.0% Additional BTC to Holdings 50 New Total BTC 1,150 Previous BTC / Share 100.0 New BTC / Share 106.5 Cumulative BTC Yield 6.5% 2 Investors have traditionally rewarded companies that can generate a consistently higher risk - adjusted return on assets

III I Executive Summary Growth Accelerants II TABLE OF CONTENTS Proposed Transactions Overview

PRO FORMA FINANCIAL SUMMARY

Illustrative Pro Forma Ownership and Valuation Summary

Implied Shares Outstanding (M)	
Parataxis Holdings Shareholders[1,2]	10.00
SBXD Public Shareholders	20.00
Equity Offering Investors (on an as-converted basis)[3]	4.03
SBXD Founder Shares and Private Placement Shares[4]	5.31
Total Shares Outstanding (M)	**39.34**
Implied Pro Forma Equity Value ($M) @ $10.00 Per Share	**$393.4**

Sources and Uses ($M)

Sources	
SBXD Cash in Trust	$209.0
Equity Offering Proceeds	31.0
Total Sources	**$240.0**

Uses	
Bitcoin Purchases	$215.7
Repay Parataxis Korea Bridge Financing[5]	4.3
Working Capital	5.0
Estimated Fees and Expenses	15.0
Total Uses	**$240.0**

Pro Forma Ownership (%)


25.4%
50.8%
10.2%
13.5%
Parataxis Holdings Shareholders 1, 2
SBXD Public Shareholders
Equity Offering Investors (on an as-converted basis) 3
SBXD Founder Shares and Private Placement Shares 4

Notes: Pro forma valuation presented on a fully diluted basis. Valuation, as well as sources and uses, assumes 0% redemptions from SBXD trust, and excludes dilutive impact of 6.82 million SBXD warrants outstanding with a strike price of $11.50.

(1) Parataxis Holdings shareholders is based on "pre money" valuation of $100 million ascribed to Parataxis Holdings, and it excludes impact of up to 5 million shares subject to an earn-out at $12.50, and up to 2.5 million shares subject to an earn-out at $15.00. Assumes no redemption from SBXD trust, and uses cash in trust per share of $10.45 as of June 30, 2025.

(2) Edward Chin will be issued Class C Stock, which have the same economic rights as Class A Stock, and Class C Stock collectively will have 80% of the voting power of all shares of capital stock of Parataxis Holdings post Closing of the Business Combination, subject to certain conditions. All other stockholders will be issued Class A Stock.

(3) Based on terms of the Equity Offering as summarized in this presentation. The number of Preferred Equity Shares (on an as-converted basis) assumes the price of Bitcoin remains unchanged between signing the BCA and the Closing of Business Combination.

(4) Consists of 4.85 million Founder Shares and 0.455 million Private Placement Shares. Excludes up to 0.15 million Founder Shares subject to deferral at $15.00.

(5) Parataxis Holdings has entered into a financing agreement that would provide for $4 million (at a 15% PIK rate) as part of the total funding to acquire the controlling stake in Parataxis Korea. The above illustration assumes Closing occurs 6 months from timing of funding of this bridge facility for illustrative purposes.

STRICTLY CONFIDENTIAL

20

21 RISK FACTORS RISKS RELATED TO PUBCO’S BUSINESS AND BITCOIN TREASURY STRATEGY AND HOLDINGS ▪ Upon the Closing of the Business Combination, PubCo’s principal asset will be Bitcoin. Bitcoin is a highly volatile asset, and PubCo’s operating results may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements. The concentration of PubCo’s Bitcoin holdings enhances the risks inherent in a Bitcoin strategy. ▪ Due to PubCo’s limited operating history and the concentration of its Bitcoin holdings, it will be difficult to evaluate PubCo’s business and future prospects, and PubCo may not be able to achieve or maintain profitability in any given period. In addition, following the Closing, PubCo will be highly dependent on operational services to be provided by PCM and third - party service providers. ▪ PubCo will operate in a highly competitive environment and will compete against companies and other entities with similar strategie s, including companies with significant Bitcoin holdings and spot exchange traded funds and spot exchange traded products ("ETPs") for Bitcoin and other digital assets, and PubCo’s business, operating results, and financial condition may be adversely affected if PubCo is unable to compete effectively. ▪ Investing in Bitcoin exposes PubCo to certain risks associated with Bitcoin, such as price volatility, limited liquidity and trading volumes, relative anonymity , potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual form and decentralized network. PubCo’s risk management methods to address these risks might not be effective. ▪ PubCo’s quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the ma rk et price of its common stock. ▪ The value of PubCo’s common stock will depend to a great extent on market demand for PubCo’s Bitcoin strategy. If market demand for that strategy were to diminish, the value of PubCo’s common stock could decrease significantly. ▪ Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact PubCo’s business. ▪ Unrealized fair value gains on its Bitcoin holdings could cause PubCo to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022. ▪ The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect PubCo’s business. ▪ Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical un certainty and PubCo’s Bitcoin strategy could subject PubCo to enhanced regulatory oversight. ▪ Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading ven ues for more established asset classes. ▪ PubCo’s Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liqu id ity for it to the same extent as cash and cash equivalents. ▪ If PubCo or its third - party service providers experience a security breach or cyber - attack and unauthorized parties obtain access to its Bitcoin assets, PubCo may lose some or all of its Bitcoin temporarily or permanently and its financial condition and results of operations could be materially adversely affected. ▪ PubCo faces risks relating to the custody of its Bitcoin, including the loss or destruction of private keys required to access its Bi tcoin and cyberattacks or other data loss relating to its Bitcoin, which could cause PubCo to lose some or all of its Bitcoin. ▪ Regulatory change reclassifying Bitcoin as a security could lead to the PubCo’s classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market pric e of Bitcoin and the market price of PubCo listed securities. Any such regulatory change could also require PubCo to institute burdensome regulatory requirements, and its activities may be restricted. PubCo is not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange - traded funds, or to obligations applicable to investment adviser s, which could pose risks to investors. ▪ If PubCo were to become subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and ex ch ange - traded funds, or to obligations applicable to investment advisers, the costs of compliance could be burdensome and could prevent PubCo from executing its Bitcoin strategy. PubCo’s Bitcoin strategy exposes it to risk of non - performance by counterparties, including, in particular, risks related to its custod ians. ▪ Because a substantial portion of PubCo’s total assets will consist of Bitcoin, a prolonged decline in the market price of Bitcoin could cause PubCo to fall below the applicable stock exchange continued listing standards for minimum stockholders’ equity or market value of listed securities. ▪ Negative developments in the cryptocurrency industry, including fraud, cybercrime or platform failures, may result in unfavor abl e publicity and could impact investor sentiment with respect to PubCo even if PubCo is not directly involved in any of the reported events. STRICTLY CONFIDENTIAL

RISK FACTORS

RISKS RELATED TO THE BUSINESS COMBINATION

- The consummation of the Business Combination is subject to a number of factors, including the successful execution by the parties of a definitive business combination agreement.
- The consummation of the Business Combination is expected to be subject to a number of conditions and if those conditions are not satisfied or waived, any definitive agreement relating to the Business Combination may be terminated in accordance with its terms and the Business Combination may not be completed.
- The principal assets of PubCo following the Business Combination will be its Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Private Offerings not invested in Bitcoin. Although PubCo is expected to have certain other operations, PubCo will depend on such retained cash and cash equivalents to pay its debts and other obligations.
- If the Business Combination is not approved and SBXD does not consummate another initial business combination by its deadline, then the ordinary shares of SBXD held by the Sponsor will become worthless and the expenses it has incurred will not be reimbursed. These interests may influence SBXD's decision to pursue the Business Combination.
- Some of SBXD's executive officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Parataxis Holdings is an appropriate target for SBXD's initial business combination. In particular, SilverBox Securities, an affiliate of the Sponsor, is entitled to receive advisory fees upon consummation of the Business Combination.
- The benefits of the Business Combination may not be realized to the extent currently anticipated by SBXD or Parataxis Holdings, or at all.
- SBXD and Parataxis Holdings will incur significant transaction and transition costs in connection with the Business Combination, which could be higher than currently anticipated.
- The market price of PubCo's common stock after the Business Combination will be affected by factors different from those currently affecting the prices of Class A ordinary shares of SBXD.
- The ability of public shareholders of SBXD to exercise redemption rights with respect to a large number of SBXD's public shares may reduce the amounts in SBXD's trust account that would be available to PubCo after the Business Combination or may make it difficult to obtain or maintain the listing or trading of PubCo common stock on a major stock exchange, and consequently may not allow the parties to complete the Business Combination, or to optimize PubCo's capital structure following the Business Combination.
- In the past year, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies. Securities of companies, such as PubCo, that formed through business combinations with special purpose acquisition companies, such as SBXD, may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to such business combinations. As a result, securities of companies, such as PubCo, may be more volatile than other securities and may involve special risks.
- Litigation relating to the Business Combination could result in an injunction preventing completion of the Business Combination, substantial costs to Parataxis, PubCo and SBXD, and/or may adversely affect PubCo's business, financial condition or results of operations following the Business Combination.
- The trading price and volume of the PubCo Class A Stock may be volatile following the Business Combination and an active trading market may not develop, which may limit your ability to sell PubCo securities.
- Volatility in the price of the PubCo Class A Stock could subject PubCo to securities class action litigation.
- After the Closing, PubCo stockholders may experience dilution in the future due to exercise of a significant number of existing warrants and any future issuances of equity securities in PubCo.
- PubCo will have a dual-class multiple voting common stock structure, and it cannot be predicted the effect this structure of the PubCo common stock may have on the market price of the PubCo Class A Stock.
- The issuances of additional shares or convertible securities by PubCo, including additional shares of PubCo Class A stock under the equity line facility, may result in material dilution to future PubCo stockholders and have a negative impact on the market price of the PubCo Class A stock. and result in PubCo experiencing difficulty maintaining listing requirements.
- Investors in the Equity Offering will experience immediate and material dilution upon closing of the Business Combination as a result of the SBXD Class B ordinary shares held by the Sponsor, since the value of the SBXD Class B ordinary shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of the PubCo Class A Stock at such time is substantially less than the price per share paid by investors in the Equity Offering.
- Future resales of PubCo Class A Stock after the consummation of the Business Combination may cause the market price of PubCo's securities to drop significantly.
- Proceeds of the Equity Offering will be invested in Bitcoin immediately. The price of Bitcoin is volatile, and the investors in the Equity Offering could experience substantial losses related to their Bitcoin investments.

STRICTLY CONFIDENTIAL

22

23 RISK FACTORS RISKS RELATED TO THE COMPANY’S AFFILIATIONS AND INVESTMENTS ▪ Conflicts of interest may arise from investment and transaction opportunities involving PubCo , the Company, its affiliates, and other investors and clients. ▪ The management of the Company may have competing time demands and business activities that could affect the management of the Co mpany. ▪ Stockholders must rely on management of the Company for all investment and management decisions, and the Company’s performanc e m ay be adversely affected by the loss or unavailability of key personnel. ▪ The Company’s lack of portfolio diversification means that poor performance by the portfolio company could severely impact to tal returns to investors. ▪ There can be no assurance that the Company will be able to consummate the proposed investment in the listed Korean company on th e terms contemplated, or at all. ▪ There can be no assurance that stockholders will receive distributions equal to their investment, and the investment is specu lat ive and may result in partial or total loss of capital. ▪ The Company’s potential investment in a single KOSDAQ - listed portfolio company involves a high degree of risk and may result in the loss of the entire investment. ▪ Investments in South Korean issuers subject the Company to unique legal, regulatory, political, currency, and economic risks spe cific to South Korea, including risks related to geopolitical tensions in the region. ▪ Adverse regulatory developments regarding digital assets in South Korea and similar regions could negatively impact the Compa ny’ s investments and strategy. ▪ The Company’s Korean target may be designated as an affiliated group under Korean law, in which case the group of companies w oul d be required to make certain disclosures and implement additional corporate governance requirements. ▪ Investments in Asian securities involve additional risks, such as political instability, economic volatility, and dependence on commodity prices and international trade flows. ▪ Portfolio companies of the Company may be subject to significant risks associated with digital assets, including price volati lit y, regulatory uncertainty, security breaches, and lack of a central marketplace. STRICTLY CONFIDENTIAL

THANK YOU STRICTLY CONFIDENTIAL